Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Second Quarter 2025 Results

IRVINE, August 4, 2025 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a provider of warehousing and logistics services, today reported results for the quarter ended June 30, 2025.

For the quarter ended June 30, 2025, the Company reported revenue of $354,126 from its logistics and warehousing business, representing a 278.9% increase compared to the same period in 2024. The operating loss was $780,849. After accounting for interest income of $272,228, the Company reported a net loss of $512,528, representing a 6.8% decrease compared to the same period in 2024.

Tony Liu, Cheetah’s Chairman and CEO commented, “We are reporting an improving result this quarter sequentially toward stabilization after our logistic and warehousing business got a hit by the tariff turmoil since March this year. In response, management has taken proactive measures to navigate the business by increasing labor and logistics service business and generating interest income from the proceeds of our public offerings closed in May and July last year, while aiming to lower cost for operational efficiency. “We will continue to focus on integrating the businesses of our two recently acquired companies to build a more resilient growth foundation in navigating trade policy pressure and uncertainties. We remain confident in our long-term growth strategy and will do our utmost to improve our performance and deliver shareholders’ values.”

Second Quarter 2025 Financial Results

Continued operations- logistics and warehousing business

For the three months ended June 30, 2025, the Company reported revenue of $354,126 from its logistics and warehousing service segment, including $52,684, or 14.9%, of its total revenue following the acquisition of Edward Transit Express Group Inc. (“Edward”) in February 2024, and $301,442, or 85.1 % of its total revenue, following the acquisition of TW & EW Services Inc. (“TWEW”) in December 2024.

Revenue from Edward decreased by 43.7%, primarily due to i) a temporary suspension in U.S.-China ocean freight activities in April 2025 after the U.S. government’s threat in late March 2025 to impose higher tariffs on goods imported from China, partially offset by ii) stabilized trade flow in May and June 2025 following the resumption of trade negotiations between the two countries since May 2025.

The Company has taken proactive measures to navigate the business by increasing labor and logistics service business during the second quarter of 2025.

The Company also reported cost of revenue of $319,226, mainly the labor and logistics costs for TWEW and ocean freight service cost for Edward, and a gross profit of $34,900 for the three months ended June 30, 2025.

General and administrative expenses for the Company’s continuing operations decreased by $60,050, or 6.9%, to $805,305 for the three months ended June 30, 2025 from $865,354 for the three months ended June 30, 2024. The decrease was mainly due to (i) a decrease of $111,188 in legal and accounting fees as we incurred additional professional fees for preparing a registration statement on Form S-1 during the quarter ended June 30, 2024, (ii) a decrease of $33,786 in payroll and benefits expense due to staff optimization and cost-saving measures following the initial hiring to support the newly launched logistics and warehousing segment, (iii) a decrease of $17,662 in insurance expenses resulting from a change in the Company’s insurance provider, (iv) a decrease of $76,145 in recruiting expenses during the three months ended June 30, 2025, as the prior-year period included significant hiring efforts associated with the launch of the Company’s logistics and warehousing segment, partially offset by (iv) an increase of 126,782 in rental and leases following the acquisition of Edward and the relocation of the Company’s headquarters to California in July 2024, (v) an increase of $12,055 in travel and entertainment expenses as part of business development efforts and client engagement, (vi) an increase of $20,476 in other miscellaneous general and administration expenses during the three months ended June 30, 2025, and (vii) an increase of $19,418 in depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and recorded intangible assets from Edward and TWEW acquisitions.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

Share-based compensation expenses were $10,444 and nil for the three months ended June 30, 2025 and 2024, respectively.

Interest income from continuing operations was $272,228 for the three months ended June 30, 2025, compared to $28,241 for the three months ended June 30, 2024, representing an increase of $243,987, or 863.9%. The significant increase was primarily driven by interest earned on short-term loan receivables and certificates of deposit, funded by the net proceeds from the Company’s public offerings closed in May and July 2024.

The Company had a net loss of $512,528 from its continuing operations for the three months ended June 30, 2025, compared to net loss of $550,022 for the same period of 2024.

Discontinued Operations- parallel-import vehicle business

During the three months ended June 30, 2024, the Company generated revenue of $200,297 from the parallel-vehicle business. Only one vehicle was sold during this quarter following the significant downturn of parallel-import vehicle business in the PRC.

The Company also reported cost of revenue of $215,843, mainly the fulfillment expenses and a gross loss of $15,537 of the discontinued business for the three months ended June 30, 2024.

Selling expenses and interest expenses for the discontinued parallel-import vehicle business were $19,422 and $27,899, respectively, for the three months ended June 30, 2024.

Net loss for the discontinued operations was approximately $62,858 for the three months ended June 30, 2024.

As a result of the above factors, the Company reported an overall net loss of $512,528 for the three months ended June 30, 2025, as compared to a net loss of $612,880 in the same period of 2024.

Six Months 2025 Financial Results

Continued operations- logistics and warehousing business

For the six months ended June 30, 2025, the Company reported revenue of $833,925 from its logistics and warehousing service segment, including $115,199, or 13.8%, of its total revenue from Edward, and $718,726, or 86.2%, of its total revenue from TWEW.

Revenue from Edward decreased by 32.4%, primarily due to i) a temporary suspension in U.S.-China ocean freight activities in April 2025 after the U.S. government’s threat in late March 2025 to impose higher tariffs on goods imported from China, partially offset by ii) stabilized trade flow in May and June 2025, following the resumption of trade negotiations between the two countries since May 2025.

The Company has taken proactive measures to navigate the business by increasing labor and logistics service business during the six months ended June 30, 2025.

For the six months ended June 30, 2025, total cost of revenues increased to $742,769 from $88,098 for the same period in 2024, representing an increase of $654,671, or 743.1%, primarily due to the contribution from TWEW.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

General and administrative expenses for the Company’s continuing operations increased by $172,827, or 10.6%, to $1.8 million for the six months ended June 30, 2025 from $1.6 million for the six months ended June 30, 2024, primarily due to (i) an increase of $248,706 in rental and leases following the acquisition of Edward and the relocation of the Company’s headquarters to California in July 2024, (ii) an increase of $83,984 in personnel-related expenses, which was attributed to the hiring of additional staff to support the newly launched logistics and warehousing segment, (iii) an increase of $46,485 in depreciation and amortization expenses, primarily due to the acquisition of fixed assets and recorded intangible assets from Edward and TWEW acquisitions, (iv) an increase of $34,602 in travel and entertainment expenses as part of business development efforts and client engagement, (v) an increase of $37,658 in other miscellaneous general and administration expenses during the six months ended June 30, 2025, partially offset by (vi) a decrease of $163,099 in legal and accounting fees, primarily because the prior-year period included additional professional fees related to the preparation of a registration statement on Form S-1 during the first and second quarters of 2024, which did not recur in the current period, (vii) a decrease of $78,610 in the recruiting expenses during the three months ended June 30, 2025, as the prior-year period included significant hiring efforts associated with the launch of the Company’s logistics and warehousing segment, and (viii) a decrease of $36,899 in insurance expenses resulting from a change in the Company’s insurance provider.

Share-based compensation expenses were $26,629 and nil for the six months ended June 30, 2025 and 2024, respectively.

Interest income from continuing operations was $480,318 for the six months ended June 30, 2025, compared to $57,171 for the six months ended June 30, 2024, representing an increase of $423,147, or 740.1%. The significant increase was primarily driven by interest earned on short-term loan receivables and certificates of deposit, funded by the net proceeds from the Company’s public offerings closed in May and July 2024.

The Company had a net loss of $1,266,437 from its continuing operations for the six months ended June 30, 2025, compared to net loss of $1,016,370 for the same period of 2024.

Discontinued Operations- parallel-import vehicle business

During the six months ended June 30, 2024, the Company generated revenue of $1.6 million from the parallel-vehicle business. Only 14 units of vehicles were sold following the significant downturn of parallel-import vehicle business.

Total selling expenses for the discontinued parallel-import vehicle business were $98,262 for the six months ended June 30, 2024.

Total interest expenses on letter of credit financing and line of credit charges were $82,358 for the six months ended June 30, 2024.

Net loss for the discontinued operations was approximately $205,440 for the six months ended June 30, 2024.

As a result of the above factors, the Company reported an overall net loss of $1,266,437 for the six months ended June 30, 2025, as compared to a net loss of $1,221,810 for the same period of 2024.

Liquidity and Cash Flow

As of June 30, 2025, the Company had current assets of $9.9 million, consisting of cash and cash equivalents of $0.2 million, $8.7 million in loan receivables, $0.8 million of other receivables, and $0.1 million in prepaid expenses other current assets from continuing operations. The Company’s current liabilities, all of which related to continuing operations, totaled approximately $0.9 million, consisting of $0.6 million of operating lease liabilities, $0.3 million of other payables, and 36,412 of the current portions of long-term borrowings. The Company also had $590,352 long-term borrowings payable, and $950,372 of operating lease liabilities, long term portion.

During the six months ended June 30, 2025, the Company reported net cash flow of $1.3 million provided by operating activities, $2.7 million used in investing activities, and $138,294 used in financing activities.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

As of June 30, 2025, the Company had total stockholders’ equity of $11.4 million, compared to $12.6 million as of December 31, 2024.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, debt financing, and, if needed, financial support from its principal stockholder. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s future liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949)4187804
ir@cheetah-net.com

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$185,186	$1,650,962
Accounts receivable, net	19,650	47,976
Loan receivable	8,749,445	6,088,295
Other receivables	843,579	370,696
Prepaid expenses and other current assets	118,929	338,642
Current assets of discontinued operations	—	2,540,501
TOTAL CURRENT ASSETS	9,916,789	11,037,072
NONCURRENT ASSETS:
Property, plant, and equipment, net	378,631	398,395
Operating lease right-of-use assets	1,548,646	1,836,521
Intangibles, net	1,006,928	1,063,072
Goodwill	1,044,394	1,044,394
TOTAL ASSETS	$13,895,388	$15,379,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,283	$18,992
Current portion of long-term debt	36,412	34,577
Loan payable from premium finance	—	120,461
Tax payable	5,200	—
Operating lease liabilities, current	612,719	438,351
Accrued liabilities and other current liabilities	321,186	217,980
Current liabilities of discontinued operations	—	52,900
TOTAL CURRENT LIABILITIES	976,800	883,261
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	590,352	610,020
Operating lease liabilities, net of current portion	950,372	1,268,501
TOTAL LIABILITIES	$2,517,524	$2,761,782

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 3,218,886 shares issued and outstanding, including*:
Class A common stock, $0.0001 par value, 891,750,000 shares authorized, 2,672,011 shares issued and outstanding	267	267
Class B common stock, $0.0001 par value, 108,250,000 shares authorized, 546,875 shares issued and outstanding	55	55
Additional paid-in capital	17,324,590	17,297,961
Accumulated deficit	(5,947,048)	(4,680,611)
TOTAL STOCKHOLDERS’ EQUITY	11,377,864	12,617,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,895,388	$15,379,454

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024**	2025	2024**
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE	$354,126	$93,563	$833,925	$170,397

COST OF REVENUE	319,226	45,598	742,769	88,098

GROSS PROFIT	34,900	47,965	91,156	82,299

OPERATING EXPENSES
General and administrative expenses	805,305	865,354	1,805,824	1,632,996
Share-based compensation expenses	10,444	—	26,629	—
TOTAL OPERATING EXPENSES	815,749	865,354	1,832,453	1,632,996

LOSS FROM OPERATIONS	(780,849)	(817,389)	(1,741,297)	(1,550,697)

OTHER INCOME (EXPENSES)
Interest income	272,228	28,241	480,318	57,171
Interest expenses	(8,060)	(8,302)	(16,872)	(16,607)
Other income	17,140	153	29,756	774
OTHER INCOME, NET	281,308	20,092	493,202	41,338

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(499,541)	(797,297)	(1,248,095)	(1,509,359)

Income tax (benefits)	12,987	(247,275)	18,342	(492,989)

LOSS FROM CONTINUING OPERATIONS	(512,528)	(550,022)	(1,266,437)	(1,016,370)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX**	—	(62,858)	—	(205,440)

NET LOSS	$(512,528)	$(612,880)	$(1,266,437)	$(1,221,810)

Loss from continuing operations per ordinary share - basic and diluted*	$(0.16)	$(0.34)	$(0.39)	$(0.73)
Loss from discontinued operations per ordinary share - basic and diluted*	$0.00	$(0.04)	$0.00	$(0.15)
Loss per share - basic and diluted*	$(0.16)	$(0.38)	$(0.39)	$(0.88)
Weighted average shares - basic and diluted*	3,218,886	1,625,692	3,218,886	1,398,500

* * Retrospectively adjusted for the reverse split of the Company’s common stock at a ratio of 1-for-16, which took effect on October 21, 2024

** Reclassification-certain reclassifications have been made to the financial statements for the period ended June 30, 2024, to conform to the presentation for the period ended June 30, 2025, with no effect on previously reported net income (loss).

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$1,333,668	$827,980
Cash used in operations-continuing operations	(1,206,833)	(2,137,280)
Cash provided by operations-discontinued operations	2,540,501	2,965,260
Net cash used in investing activities	(2,661,150)	(912,617)
Cash used in operations-continuing operations	(2,661,150)	(912,617)
Net cash used in financing activities	(138,294)	5,944,540
Cash (used in) provided by operations-continuing operations	(138,294)	7,053,275
Cash used in operations-discontinued operations	—	(1,108,735)
Net (decrease) increase in cash	$(1,465,776)	$5,859,903

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618